Exhibit 99.1

Rekor Systems Reports Record Third Quarter 2025 Financial Results

Company Achieves Third Consecutive Quarter of Positive Results

Highlights:

●	Record Quarterly Revenue: $14.2 million.
●	Record Gross Margin: Adjusted gross margin expanded to 63% for the quarter and 55% for the nine-month period, reflecting improved mix and operational leverage.
●	Reduced Adjusted EBITDA Loss: Adjusted EBITDA loss narrowed sharply to $1.5 million, the best in the Company’s history.
●	Disciplined Cost Management: Operating expenses fell 26% sequentially and 20% year over year, driving sustained financial improvement.

COLUMBIA, MD – November 13, 2025 – Rekor Systems, Inc. (NASDAQ: REKR), a global leader in roadway intelligence, today announced record financial results for the three and nine months ended September 30, 2025. The third quarter represents the strongest performance in Rekor’s history, with the Company achieving new highs in revenue, margins, and operational efficiency.

Operational & Strategic Highlights

●	Georgia Department of Transportation (GDOT):

Rekor secured its largest statewide contract to date with GDOT. The contract accelerates the deployment of Rekor Discover® and the Data-as-a-Service business model, supporting GDOT's efforts to modernize traffic data collection, validation, and usage. It provides a smarter, safer, and more scalable way to monitor road conditions and enforce safety standards across the state. The full contract term could last up to eight years and is available for cooperative use by Georgia’s cities, counties, municipal planning organizations, and regional commissions through a procurement process that does not require separate competitive bids statewide. The contract is valued at a minimum of $50 million over the eight-year period and enables cooperative purchasing across numerous Georgia municipal and county agencies, with the potential to increase the total contract value to over $100 million during its term.

●

South Carolina:
South Carolina’s Office of Information Technology (OIT), in partnership with the South Carolina State Transport Police (STP) and the South Carolina Department of Transportation (SCDOT), secured first place in the State Technology Innovation Award for deploying “virtual weigh stations” powered by Rekor technology and integrated with Drakewell. Rekor will receive an initial order of about $1 million for this technology rollout, with additional revenue anticipated as the program expands statewide. The system detects overweight vehicles in real-time traffic, focusing solely on accurately identifying overweight trucks for inspection, which helps ensure that compliant carriers can stay on the move. Transportation agencies benefit from continuous weigh-in-motion coverage and precise overweight detection, while significantly cutting most costs associated with traditional truck weigh stations, which are prohibitively expensive.

●	Rekor Discover®:

During the third quarter, three new states began using Rekor Discover®, further confirming its increasing role as the preferred platform for roadway data intelligence. Rekor Discover® continues to support the Company’s Data-as-a-Service growth strategy by allowing state and local transportation agencies to access real-time, high-quality traffic and infrastructure data without the burden of hardware ownership or maintenance. This expansion highlights Rekor’s ability to scale efficiently and expand its presence across the U.S. transportation network.

●

Rekor Labs:
Announced plans to launch a pioneering suite of products to identify synthetically created and modified media with a new product aimed at combating the growing concerns caused by deep-fake media.

Executive Commentary

“This was a record-breaking quarter for Rekor,” said Eyal Hen, Rekor's Chief Financial Officer. “The Company is moving in the right direction, and these results confirm that Rekor’s model is scalable, resilient, and built for long-term profitability.”

“We’re seeing continued strength across our entire portfolio,” said Robert A. Berman, Rekor President and CEO. “Rekor Discover® and Rekor Command® are gaining significant traction in the market, and we’re now seeing transportation authorities issue new RFPs that combine both technologies. This confirms a clear industry shift toward integrated data and intelligence solutions — a direction Rekor helped define years ago.

Our Data-as-a-Service model has become a powerful growth engine, setting Rekor apart in the industry. Transportation agencies increasingly want fast, reliable access to actionable roadway data without the cost and complexity of owning and maintaining hardware. Combined with our most established platform, Rekor Scout™, these solutions are propelling the Company toward escape velocity and positioning Rekor for sustained, scalable growth.”

Three and Nine Months Ended September 30, 2025 Financial Results

This section highlights the changes for the three and nine months ended September 30, 2025, compared to the three and nine months ended September 30, 2024.

Revenues and Cost of Revenue, excluding Depreciation and Amortization

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
(Dollars in thousands, except percentages)	2025	2024	$	%	2025	2024	$	%
Revenue	$14,194	$10,546	$3,648	35%	$35,751	$32,751	$3,000	9%
Cost of revenue, excluding depreciation and amortization	5,195	5,903	(708)	-12%	16,200	16,964	(764)	-5%
Adjusted Gross Profit	$8,999	$4,643	$4,356	94%	$19,551	$15,787	$3,764	24%
Adjusted Gross Margin	63.4%	44.0%	19.4%	44%	54.7%	48.2%	6.5%	13%

Revenue for the three and nine months ended September 30, 2025, increased compared to the corresponding periods in 2024, primarily driven by higher perpetual license sales during the third quarter of 2025.

Cost of revenue, excluding depreciation and amortization, decreased for both the three and nine-month periods compared to the prior year, mainly due to a favorable revenue mix, with a greater proportion of higher-margin software sales relative to hardware.

Adjusted Gross Margin for the three and nine months ended September 30, 2025, improved compared to the same periods in 2024, reflecting the increased contribution from software sales, which generally carry higher margins than service-based contracts. Adjusted Gross Margin typically fluctuates based on the mix of software and service revenue in any given period.

Adjusted Gross Margin is a non-GAAP financial measure calculated as Adjusted Gross Profit divided by revenue and should not be considered in isolation from, or as a substitute for, GAAP financial measures.

Loss from Operations

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
(Dollars in thousands)	2025	2024	$	%	2025	2024	$	%
Loss from operations	$(3,970)	$(12,854)	$8,884	69%	$(21,842)	$(35,845)	$14,003	39%

Loss from operations for the three and nine months ended September 30, 2025, compared to the three and nine months ended September 30, 2024, improved primarily due to our revenue growth and a reduction in payroll and payroll-related costs as a result of cost containment efforts intended to conform to current operations.

EBITDA and Adjusted EBITDA

The Company calculates EBITDA as net loss before interest, taxes, depreciation, and amortization. The Company calculates Adjusted EBITDA as net loss before interest, taxes, depreciation, and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses or gains on sales of subsidiaries, and (v) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. ("U.S. GAAP") and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors, and other interested parties to evaluate a company’s ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do. These non-GAAP measures should not be considered in isolation from, or as a substitute for, GAAP measures.

The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(4,149)	$(12,646)	$(23,681)	$(41,055)
Interest, net	568	496	1,744	2,094
Depreciation and amortization	1,545	2,399	4,662	7,075
EBITDA	(2,036)	(9,751)	(17,275)	(31,886)

Share-based compensation	577	1,148	2,670	3,430
Loss on extinguishment of debt	-	-	-	4,693
(Gain) loss on remeasurement of ATD Holdback Shares	-	(192)	120	(937)
Loss on offering costs - Prepaid Advance	-	888	-	888
Gain on the sale of Global Public Safety	-	(1,500)	-	(1,500)
Adjusted EBITDA	$(1,459)	$(9,407)	$(14,485)	$(25,312)

The Company will host its earnings conference call today at 4:30 p.m. ET to discuss its financial and operating results.

CONFERENCE CALL INFORMATION

Any person interested in participating in the call should please dial in approximately 10 minutes before the start of the call using the following information:

North America: Participant Dial-In: 877-407-8037 / +1 201-689-8037

Click here for participant International Toll-Free access numbers

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=gyrVsAf5

REPLAY INFORMATION

A replay will be available online approximately two hours after the live call for two weeks. To access the replay, use the following numbers:

Replay Dial-In: 877-660-6853 / 201-612-7415

Access ID: 13756647

Replay Duration: two weeks.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI-enabled computer vision and machine learning. As a pioneer in the implementation of digital infrastructure, Rekor is collecting, connecting, and organizing the world's mobility data – laying the foundation for a digitally-enabled operating system for the roadway. With our Rekor One® Roadway Intelligence Engine at the core of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, X (formerly Twitter), Threads, and Facebook.

Forward-Looking Statements

This press release and its links and attachments contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Rekor Systems, Inc. that involve substantial risks and uncertainties, including particularly statements regarding our future results of operations and financial position, business strategy, prospective products and services, timing and likelihood of success, plans and objectives of management for future operations and future results of current and anticipated products and services. These statements involve uncertainties, such as known and unknown risks, and are dependent on other important factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance or achievements we express or imply. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date they are made and are subject to a number of risks, uncertainties and assumptions described under the sections in our Annual Report on Form 10-K for the year ended December 31, 2024 entitled "Risk Factors" and elsewhere in our Quarterly Reports on Form 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this Press Release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. The forward-looking statements in this Press Release do not reflect the potential impact of any divestiture, merger, acquisition, or other business combination that had not been completed as of the date of this filing. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are qualified in their entirety by reference to the risks discussed in our SEC filings. This cautionary statement also applies to any forward-looking statements made during the conference call referenced herein. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Company Contact:

Rekor Systems, Inc.

Eyal Hen

Chief Financial Officer

Phone: +1 (443) 545-7260

ehen@rekor.ai

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini
ir@rekor.ai

REKOR SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$3,158	$5,013
Restricted cash	253	316
Accounts receivable, net of allowance for credit losses of $600 and $486, respectively	12,320	7,232
Inventory	3,885	4,297
Note receivable, current portion	255	340
Other current assets	2,590	2,732
Total current assets	22,461	19,930
Long-term assets
Property and equipment, net	10,192	11,048
Right-of-use operating lease assets, net	7,651	9,348
Right-of-use financing lease assets, net	1,925	2,317
Goodwill	24,313	24,313
Intangible assets, net	13,550	14,450
Note receivable, long-term	-	142
Deposits	887	927
Total long-term assets	58,518	62,545
Total assets	$80,979	$82,475
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	3,763	4,330
Notes payable, current portion	-	1,000
Loan payable, current portion	82	79
Lease liability operating, short-term	2,093	2,310
Lease liability financing, short-term	908	900
Contract liabilities	4,093	3,439
Liability for ATD Holdback Shares, at fair value	-	1,036
Other current liabilities	4,563	5,129
Total current liabilities	15,502	18,223
Long-term Liabilities
Series A Prime Revenue Sharing Notes, net of debt discount of $165 and $263, respectively	9,835	9,737
Series A Prime Revenue Sharing Notes - related party, net of debt discount of $82 and $132, respectively	4,918	4,868
Loan payable, long-term	133	194
Lease liability operating, long-term	11,168	12,371
Lease liability financing, long-term	773	977
Contract liabilities, long-term	1,500	1,298
Deferred tax liability	79	79
Other non-current liabilities	587	587
Total long-term liabilities	28,993	30,111
Total liabilities	44,495	48,334
Commitments and contingencies (Note 8)
Stockholders' equity
Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of September 30, 2025 and December 31, 2024, respectively. No preferred stock was issued or outstanding as of September 30, 2025 or December 31, 2024, respectively.	-	-
Common stock, $0.0001 par value; 300,000,000 authorized shares; 126,990,085 and 104,700,593 shares issued as of September 30, 2025 and December 31, 2024, respectively; 126,689,228 and 104,541,073 shares outstanding as of September 30, 2025 and December 31, 2024, respectively.	12	10
Treasury stock, 300,857 and 159,520 shares as of September 30, 2025 and December 31, 2024, respectively.	(873)	(711)
Additional paid-in capital	321,119	294,935
Accumulated deficit	(283,774)	(260,093)
Total stockholders’ equity	36,484	34,141
Total liabilities and stockholders’ equity	$80,979	$82,475

REKOR SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$14,194	$10,546	$35,751	$32,751
Cost of revenue, excluding depreciation and amortization	5,195	5,903	16,200	16,964

Operating expenses:
General and administrative expenses	6,299	8,637	20,519	23,669
Selling and marketing expenses	1,465	1,721	4,923	6,156
Research and development expenses	3,660	4,740	11,289	14,732
Depreciation and amortization	1,545	2,399	4,662	7,075
Total operating expenses	12,969	17,497	41,393	51,632

Loss from operations	(3,970)	(12,854)	(21,842)	(35,845)
Other income (expense):
Loss on extinguishment of debt	-	-	-	(4,693)
Interest expense, net	(568)	(496)	(1,744)	(2,094)
Gain (loss) on remeasurement of ATD Holdback Shares	-	192	(120)	937
Loss on offering costs - Prepaid Advance	-	(888)	-	(888)
Gain on the sale of Global Public Safety	-	1,500	-	1,500
Other (expense) income	389	(100)	25	28
Total other (expense) income, net	(179)	208	(1,839)	(5,210)
Net loss	$(4,149)	$(12,646)	$(23,681)	$(41,055)
Loss per common share	$(0.03)	$(0.14)	$(0.20)	$(0.49)
Weighted average shares outstanding
Basic and diluted	125,639,665	89,285,197	116,906,389	84,397,568